Exhibit 35
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                          COUNTRYWIDE HOME LOANS, INC.


                              OFFICERS' CERTIFICATE
                     ANNUAL STATEMENT OF THE MASTER SERVICER


                                   CWHEQ, INC.
              CWHEQ REVOLVING HOME EQUITY LOAN TRUST, SERIES 2007-E
          REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2007-E


      The undersigned does hereby certify that the undersigned is an officer of Countrywide Home Loans, Inc. (the "Master Servicer"), and does hereby further certify pursuant to Section 3.09 of the Sale and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under my supervision; and

(ii) To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.




/s/ Craig Baingo                                      Dated: March 14, 2008
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Craig Baingo
Executive Vice President, Finance